                                                                     EXHIBIT 4.2

                           CERTIFICATE OF AMENDMENT TO
            THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                                       OF
                       AMERICAN BIOGENETIC SCIENCES, INC.

                 FOR THE PURPOSE OF AMENDING THE VOTING POWERS,
                 PREFERENCES AND RIGHTS OF THE EXISTING SERIES A
                                 PREFERRED STOCK
                                       AND
                         DESIGNATING THE VOTING POWERS,
                    PREFERENCES AND RIGHTS OF A NEW SERIES OF
                                 PREFERRED STOCK
                                TO BE DESIGNATED
                      SERIES B CONVERTIBLE PREFERRED STOCK


         American Biogenetic Sciences, Inc., a Delaware corporation (the "Corporation"), in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, certifies that:

         1. Pursuant to authority conferred on the Board of Directors of the Corporation by the Restated Certificate of Incorporation, the Board of Directors of the Corporation, by written consent dated August 17, 2001, duly adopted the following resolution providing for the amendment of the preferences and rights of the Corporation's Series A Convertible Preferred Stock previously established by Certificate of Designation filed on March 3, 2000, and providing for the establishment and issuance of a series of Preferred Stock to be designated "Series B Convertible Preferred Stock" and to consist of 3,333 shares, as follows:

RESOLVED:     that upon approval of the proposed amendment to the Restated
              Certificate of Incorporation by the Affected Stockholders, and filing of the same with the Secretary of State of the State of Delaware, the Board of Directors does hereby (i) amend the powers, preferences and rights, qualifications, limitations and restrictions of the existing Series A Preferred Stock and (ii) designate 3,333 shares of the Preferred Stock as Series B
              Convertible Preferred Stock, having the designations, powers, preferences and rights and the qualifications, limitations or restrictions, in each case, as set forth in the Amendment to the Restated Certificate of Incorporation substantially in the form set forth in EXHIBIT A attached hereto


Terms of Preferred Stock
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


              (the "Certificate of Designation"); and that the Authorized Officers be, and each of them acting singly hereby is, authorized to execute and file with the Secretary of State of the State of Delaware the Certificate of Designation, with such changes therein as the officer executing the same deems necessary or appropriate in the best interests of the Company, such officer's execution and delivery thereof to be conclusive evidence of such officer's approval thereof and authority hereunder;

         2. The foregoing Amendment to the Restated Certificate of Incorporation (as amended by the Certificate of Designation of the Series A Preferred Stock) was unanimously adopted by the stockholders entitled to vote thereon (the holders of outstanding Series A Preferred Stock) by written consent dated August 28, 2001 in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


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

         IN WITNESS WHEREOF, the corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its Chairman of the Board and attested to by its Secretary this __ day of August, 2001.


                                           AMERICAN BIOGENETIC SCIENCES, INC.



                                           By:
                                               ---------------------------------
                                               Alfred J. Roach
                                               Chairman of the Board and
                                               Chief Executive Officer

ATTEST:


---------------------------------
Timothy J. Roach
Secretary



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


                                  EXHIBIT A TO

                        RESOLUTIONS OF BOARD OF DIRECTORS



         Article 4 of the Corporation's Restated Certificate of Incorporation, as previously amended by the Certificate of Amendment and the Certificate of Designation related to the Series A Convertible Stock both filed March 3, 2000, is hereby amended as follows:

         1. The description of the voting powers, preferences and relative participating, optional and other special rights, qualifications, limitations or restrictions of the Series A Preferred Stock as established by the Certificate of Designation filed March 3, 2000 are superceded in their entirety by the provisions set forth below with respect to the Series A Convertible Preferred Stock and the newly designated Series B Convertible Preferred Stock.

         2. The other provisions of Article 4, as amended by the Certificate of Amendment dated March 3, 2001, remain in effect.

                            TERMS OF PREFERRED STOCK

         Of the 10,000,000 shares of preferred stock authorized hereunder: (i) 7,000 shares have previously been designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock"), (ii) 3,333 shares are hereby designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock"), and
(iii) 9,989,667 remain undesignated as to series. The voting powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions of the Series A Preferred Stock and the Series B Preferred Stock are hereby established as follows:


         PART A. PROVISIONS APPLICABLE TO SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK.

         SECTION 1. DEFINITIONS. For the purposes hereof, the following definitions shall apply:

         "Abbott License Agreement" means the Exclusive License Agreement for ABS 103, dated January 27, 2000 between the Corporation and Abbott Laboratories.

         "Additional Shares of Common Stock" means, for purposes of determining certain anti-dilution adjustments under Part B, Section 4 and Part C, Section 4, all shares of Common Stock

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


or Junior Shares issued (or, pursuant to Part B, Section 4 and Part C, Section 4, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock or Junior Shares issued or issuable:

         (a) upon conversion of shares of Series A Preferred Stock or Series B Preferred Stock; or

         (b) as a dividend or distribution on Series A Preferred Stock or Series B Preferred Stock; or

         (c) by way of a dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (a), (b) or this clause (c); or

         (d) upon exercise of the Warrants; or

         (e) to directors, officers, employees or consultants of the Corporation as bona fide compensation for services or pursuant to any employee stock benefit, option, purchase or similar plan approved by the Board of Directors; or

         (f) to investment banking firms in payment for investment banking services rendered (but not securities issued for distribution to purchasers); or

         (g) in consideration for the acquisition (whether by merger, purchase of assets, purchase or stock, or otherwise) by the Corporation of a business, provided such business transaction is an arm's length transaction with an unaffiliated person; or

         (h) to unaffiliated creditors as payment for goods or services actually received; or

         (i) solely in consideration for the grant by the Corporation or to the Corporation of marketing rights, distribution rights, license rights or similar rights granted by or to the Corporation in consideration of the exchange of proprietary technology, whether of the Corporation or any other entity, provided that such transaction is an arm's length transaction with an unaffiliated person;

provided, that no more than an aggregate of 1,500,000 shares of Common Stock issued or deemed issued under clauses (e) - (i) hereof shall be excluded from the definition of Additional Shares of Common Stock, of which not more than 1,000,000 shares shall be excluded under clause (e).

         "Adjusted Volume" means the sum of trading volume for a period of 20 consecutive trading days ending on the trading day preceding the date of determination; provided, however, that the day with the highest volume and the day with the lowest volume shall be eliminated and only the remaining 18 days summed.

         "Board of Directors" means the Board of Directors of the Corporation.


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

         "Common Stock" means the Class A Common Stock of the Corporation.

         "Call Option Agreement" means that certain Call Option Agreement dated August __, 2001 among the Corporation and certain holders of its Series A Preferred Stock and Series B Preferred Stock.

         "Conversion Price" means with respect to the Series A Preferred Stock, the amount set forth in Part B, Section 3(a), as adjusted pursuant to Part B,
Section 4, and with respect to the Series B Preferred Stock, the amount set forth in Part C, Section 3, as adjusted pursuant to such Part C, Section 4.

         "Convertible Securities" means any evidences of indebtedness, equity securities (other than Common Stock, the Series A Preferred Stock, Series B Preferred Stock or Revenue Participation Notes) or other securities convertible into or exchangeable for Common Stock.

         "Corporation" means American Biogenetic Sciences, Inc., a Delaware corporation.

         "Junior Shares" means all shares of Common Stock or Convertible Securities or any other stock of the Corporation ranking junior to the Series A Preferred Stock and Series B Preferred Stock in dividends or liquidation rights.

         "Market Price" means for any particular date, the closing bid price of the Class A Common Stock on any national securities exchange, the Nasdaq National Market, Small Cap Market or OTC Bulletin Board if then traded on said exchange or market, on that date.

         "Options" means rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

         "Original Issue Date" means for each series of Preferred Stock the date on which a share of that series is first issued.

         "Original Purchase Price" means with respect to the Series A Preferred Stock $500.00 per share and with respect to the Series B Preferred Stock $600.06 per share.

         "Preferred Stock" means the Series A Preferred Stock and the Series B Preferred Stock.

         "Revenue Participation Note" means any one of the series of Revenue Participation Notes issued by the Corporation to certain holders of Series A Preferred Stock or of Series B Preferred Stock pursuant to the Securities Purchase Agreement.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Series B Securities Purchase Agreement" means that certain Securities Purchase Agreement dated as of August 23, 2001 among the Corporation and certain holders of the Series A and the Series B Preferred Stock.

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

         "Warrants" means the Warrants to purchase an aggregate of 10,333,000 shares of Common Stock issued or to be issued in conjunction with the issuance of the Series A Preferred Stock and the Series B Preferred Stock; and "Series A Warrants" means the 7,000,000 Warrants issued in conjunction with issuance of Series A Preferred Stock, as amended, and "Series B Warrants" means the 3,333,000 Warrants issued in conjunction with issuance of Series B Preferred Stock.

         SECTION 2.  VOTING RIGHTS OF PREFERRED STOCK.

         (a) GENERAL. Except as expressly set forth in this Section and except as otherwise required by law, the Preferred Stock shall have no voting rights. With respect to matters as to which the Preferred Stock shall have the right to vote, each share of Preferred Stock shall vote that number of votes equal to the number of shares of Common Stock issuable upon conversion of the Preferred Stock on the record date of the vote.

         (b) MATTERS AFFECTING PREFERRED STOCK. So long as any Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the votes of Preferred Stock, voting together as a single class and separate from Common Stock, take any of the following actions:

                  (i) amend or repeal any provision of, or add any provision to, the Corporation's Restated Certificate of Incorporation, as amended, or By-laws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, such Preferred Stock; or

                  (ii) authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Preferred Stock; provided, however, that the Corporation may issue new shares of preferred stock (other than the Preferred Stock) which are pari passu with the Preferred Stock as to dividends and liquidation without consent of the holders of the Preferred Stock; and further provided that with respect to any matters affecting the Preferred Stock which require the vote of the holders of the Preferred Stock, the holders of such new shares of preferred stock that were issued by the Corporation without the vote of the holders of Preferred Stock shall either have no voting rights or not vote together with the Preferred Stock or any matter; or

                  (iii) reclassify any Junior Shares into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Preferred Stock; or

                  (iv) declare any dividend or distribution upon any class of its stock (other than a stock split or reverse stock split of the Common Stock into a greater or lesser number of shares of the same class), whether in cash, property, stock

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

                           or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; or

                  (v) repurchase or redeem any class of its stock (other than the Series A Preferred Stock or Series B Preferred Stock as expressly contemplated herein); or

                  (vi) liquidate, dissolve or wind up if the assets of the Corporation then available for distribution to its stockholders shall be insufficient to pay the holders of Preferred Stock the full amount to which they are entitled upon such liquidation, dissolution or winding up; or

                   (vii) agree to any merger, consolidation, acquisition, recapitalization, reorganization or similar transaction of the Corporation with one or more other entities or persons in which the shareholders of the Corporation immediately prior to such transaction, or series of transactions, would hold stock representing less than a majority of the outstanding capital stock (calculated on a fully converted basis) of the surviving entity immediately after such transaction or series of transactions, unless after that transaction or series of transactions (i) the holders of Preferred Stock continue to possess equivalent rights, preferences, privileges, and restrictions in the surviving entity, (ii) the surviving entity assumes the Corporation's obligations under the Revenue Participation Notes, and (iii) the Abbott License Agreement remains substantively unchanged and in effect; or

                  (viii) sell all or substantially all the Corporation's assets; or

                  (ix) agree to any assignment, transfer, conveyance or other disposition of any beneficial interest of any nature in the Abbott License Agreement; or

                  (x) amend or modify the Abbott License Agreement in any way or manner which changes the amount, timing or other provision regarding the royalties to be received by Corporation under the Abbott License Agreement or the interests of the holders of Preferred Stock under the Revenue Participation Notes in any significant way (other than in connection with the grant of a junior security interest in connection with a financing by a financial or investment institution); or

                  (xi) adopt, or amend in such manner as to materially increase the number of shares issuable under, any Corporation stock option plan.

         SECTION 3. RIGHTS OF PARTICIPATION. In the event that the Corporation offers to an unrelated party any type of equity security for conventional financing purposes, then each holder of Series B Preferred Stock shall have the right, pursuant to the Series B Securities Purchase Agreement, to participate in such purchase on the same price and terms and conditions as the Corporation offers to any other potential investor.

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         SECTION 4. NOTICES. Except as otherwise expressly provided herein, any notices or other communications required to be given hereunder to the holders of Preferred Stock or the Corporation may be given by (i) hand delivery, (ii) by facsimile transmission in the manner provided in Section 232 of the Delaware General Corporation Law, (iii) by nationally recognized overnight courier service, or (iv) by registered mail. Such notice shall be deemed to have been duly given if given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if by facsimile transmission, one business day after the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if by nationally recognized overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if by registered mail, on the fifth business day following the day such mailing is made.

         PART B.  RIGHTS OF SERIES A PREFERRED STOCK

         SECTION 1. DIVIDEND RIGHTS FOR SERIES A PREFERRED STOCK. The holders of shares of Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, if, as and when declared by the Board of Directors, but before any dividends are paid on or set aside for Junior Shares and pari passu with dividends paid on or set aside for the Series B Preferred Stock and any other series of preferred stock ranking on parity with the Series A Preferred Stock, dividends equal to the product of (a) the per share amount, if any, of the dividend declared, paid or set aside for the Junior Shares, multiplied by (b) the number of shares of Common Stock into which each such share of Series A Preferred Stock is then convertible.

         SECTION 2.  SERIES A PREFERRED STOCK LIQUIDATION PREFERENCE.

         (a) PREFERENCE. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, voluntarily or involuntarily, the holders of each share of Series A Preferred Stock, prior to any distribution to the holders of Junior Shares, but pari passu with the holders of Series B Preferred Stock, shall be entitled to receive pro rata a preferential amount equal to $500.00 per share (adjusted to reflect any stock split, stock dividend, combination, recapitalization or reorganization) of Series A Preferred Stock held by them, plus an amount equal to five percent (5%) per annum simple interest on the Series A Preferred Stock Original Purchase Price, plus any declared and unpaid dividends (the "Series A Preferred Stock Liquidation Preference"). After payment or setting apart for payment of the Series A Preferred Stock Liquidation Preference and the Series B Preferred Stock Liquidation Preference, the remaining assets of the Corporation, if any, shall be distributed among the holders of the Junior Shares. If, upon such liquidation, dissolution or winding up, the assets of the Corporation are insufficient (after payment of the liquidation preference of any class of preferred stock ranking senior on liquidation to the Series A Preferred Stock) to provide for the payment in full of the Series A Preferred Stock Liquidation Preference and Series B Preferred Stock Liquidation Preference for each share of Series A Preferred Stock and Series B Preferred Stock outstanding, such assets as are available shall be paid out pro rata among the shares of Series A Preferred Stock and Series B Preferred Stock in proportion to the dollar amount owed to each.

         (b) MERGER OR ACQUISITION. A merger or consolidation of the Corporation with or into another corporation or entity (whether or not the Corporation is the surviving entity if, after the

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merger or consolidation, more than 50% of the voting stock of the surviving corporation is owned by persons who were not holders of voting stock of the Corporation immediately prior to the merger or consolidation), or the sale of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up the Corporation for purposes of this Part B, Section 3 if the holders of at least a majority of the then outstanding shares of Series A Preferred Stock and outstanding Series B Preferred Stock, voting together as a single class, so elect by giving written notice thereof to the Corporation at least three days before the effective date of such event. If no such notice is given by said holders, the provisions of Part B, Section 3(c) shall apply. The amount deemed distributed to the holders of Series A Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or other securities received in the merger or consolidation which shall be determined in good faith by the Board of Directors of the Corporation.

         SECTION 3.  CONVERSION OF SERIES A PREFERRED STOCK.

         The Series A Preferred Stock shall be convertible in accordance with the following provisions:

         (a) RIGHT TO CONVERT. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Class A Common Stock as is determined by dividing $500 (the "Original Series A Issue Price") by the Series A Conversion Price, determined and adjusted as hereafter provided, in effect at the time of conversion and multiplying the result by the number of shares of Series A Preferred Stock that are being converted. The initial Series A Conversion Price shall be $0.50 per share, and it shall be subject to adjustment upon certain events as provided in Part B, Section 4.

         (b) STOCKHOLDER RIGHT TO CONVERT AND CONVERSION PRICE. If the holders of at least a majority of the Preferred Stock so elect at any time after the Original Issue Date, all shares Series A Preferred Stock shall be converted, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and non-assessable shares of Class A Common Stock as is determined by dividing the Original Series A Issue Price by the Series A Conversion Price in effect at the time of conversion, and multiplying the result by the number of shares of Series A Preferred Stock that are being converted.

         (c) CORPORATION RIGHT TO REQUIRE MANDATORY CONVERSION. Subject to paragraph (d), if the numeric average of the Market Price of Class A Common Stock for 20 consecutive trading days at any time exceeds $5.00 (adjusted to reflect any stock split, stock dividend, combination, recapitalization or reorganization), the Corporation may, at its option exercised at any time within 15 calendar days after such time, elect to require shares of Series A Preferred Stock to be automatically converted into shares of Class A Common Stock at the then effective Conversion Price by giving written notice of such election to all holders of record of shares of Series A Preferred Stock (the "Mandatory Conversion Notice"), indicating the number of shares of Series A Preferred Stock so converted and of the date and place for surrender of certificates representing Series A Preferred Stock in exchange for the number of shares of Class A Common Stock to

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which such holder is entitled. All conversions under this Section 3(b) shall be made ratably among the holders of Series A Preferred Stock, based upon the number of shares of Series A Preferred Stock held by each holder on the date of the Mandatory Conversion Notice. Such Mandatory Conversion Notice shall be sent to each record holder of Series A Preferred Stock at such holder's address appearing on the stock register of the Corporation. On or before the date fixed, each holder of shares of Series A Preferred Stock shall surrender such holder's certificate or certificates for all such shares to the Corporation at the place designated in exchange for the number of shares of Class A Common Stock to which such holder is entitled. Except as otherwise expressly provided herein, the other provisions relating to conversion of Series A Preferred Stock into Class A Common Stock and payments in lieu of fractions set forth elsewhere in this Part B, Section 3 shall apply to the mandatory conversion of the Series A Preferred Stock.

         (d) LIMITATIONS ON CORPORATION'S MANDATORY CONVERSION RIGHT. The Corporation's rights to force conversion under paragraph (c) above shall be subject to the following limitations:

                  (i) The maximum number of shares of Preferred Stock which the Corporation can elect to convert into shares of Class A Common Stock under any Mandatory Conversion Notice shall be the lesser of (A) 20% of the Adjusted Volume, or (B) 1,866,600 shares (adjusted to reflect any stock split, stock dividend, combination, recapitalization or reorganization).

                  (ii) All shares of Series A Preferred Stock then outstanding shall be converted under this Section before any shares of Series B Preferred Stock are converted under this Section.

                  (iii) The Corporation may not make another election to force conversion of any Preferred Stock (or repurchase of any Warrants under the corresponding provisions of the Warrants) unless all shares of Common Stock issued or issuable as a result of any prior mandatory conversion under this Section (and all shares issuable upon exercise of the Warrants in response to a mandatory repurchase notice) have been registered under the Securities Act and such registration is then effective.

                  (iv)     After it has once converted shares under paragraph
                           (c) above, the Corporation may not make a second election and give another Mandatory Conversion Notice until such time as the numeric average of the Market Price of Common Stock for 20 consecutive trading days again exceeds $5.00, where the trading days included in the second election do not include any trading days prior to the first day after the date of the last Mandatory Conversion Notice.

         (e) EFFECT OF ACQUISITION ON SERIES A PREFERRED STOCK. In the event of a merger or consolidation of the Corporation with or into another corporation or entity or a sale by the Corporation of all or substantially all of its assets, and in the case of successive such mergers, consolidations or sales except for any such transactions as are treated as a liquidation under Part

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B, Section 2(b) hereof, thereafter the shares of Series A Preferred Stock then outstanding shall be convertible into the number and kind of securities of the acquiring or surviving corporation (or such other entity whose securities are delivered in exchange for the Class A Common Stock of the Corporation) to which the holders of the Series A Preferred Stock would have been entitled if such holders had converted their Series A Preferred Stock into Class A Common Stock or the common stock of any successor to the Corporation upon the consummation of such sale, merger or consolidation; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Part B, Sections 3 and 4 with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in such sections (including the provisions with respect to changes and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

         (f) MECHANICS OF CONVERSION. No fractional shares of Class A Common Stock shall be issued upon conversion of Series A Preferred Stock. All shares of Common Stock, including fractions thereof, issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of any fractional share to which a holder of Series A Preferred Stock would otherwise be entitled, pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Series A Preferred Stock shall be entitled to convert the same into full shares of Class A Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed for transfer, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the number of shares to be converted and the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable in order to avoid a conversion into fractional shares of Class A Common Stock. Except as provided in paragraphs (b) and (d), such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on such date.

         (g) NO IMPAIRMENT. The Corporation will not, by amendment of its Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Part B, Sections 3 and 4, and in the taking of all such action as may be

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


necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

         (h) NOTICES OF RECORD DATE, ETC. In the event that the Corporation shall propose at any time:

                  (i) to declare any dividend or distribution upon its Common Stock or other Junior Shares, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                  (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                  (iii) to subdivide or combine its outstanding Common Stock or other Junior Shares;

                  (iv) to effect any reclassification or recapitalization of its Junior Shares outstanding involving a change in the Junior Shares; or

                  (v) to merge or consolidate with or into any other entity, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, the Corporation shall send to the holders of the Series A Preferred Stock:

                           (A) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution, subscription rights, subdivision or combination (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in clauses (iv) and (v) above; and

                           (B) in the case of the matters referred to in clauses (iv) and (v) above, at least 20 days' prior written notice of the date when the same shall take place (specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

         Each such written notice shall be given to the holders of Series A Preferred Stock at the address for each such holder as shown on the books of the Corporation.

         (h) RESERVATION OF COMMON STOCK. The Corporation shall, at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such

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                                       13
number of its duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Class A Common Stock at such adjusted Series A Conversion Price.

         (i) CANCELLATION OF SERIES A PREFERRED STOCK. All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided or redeemed or repurchased shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holders thereof to receive shares of Class A Common Stock in exchange therefor and payment of any accrued and unpaid dividends thereon. Any shares of Series A Preferred Stock so converted or redeemed or repurchased shall be retired and cancelled, and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

         SECTION 4.  ADJUSTMENT OF CONVERSION PRICE.

         (a) ADJUSTMENT OF CONVERSION PRICE. The Conversion Price on Series A Preferred Stock shall be adjusted as set forth in this Part B, Section 4 with the intent that the rights of holders of such Series A Preferred Stock to convert shall not be impaired.

         (b) SITUATIONS WHERE NO ADJUSTMENT REQUIRED. No adjustment in the Conversion Price of a particular share of Series A Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series A Conversion Price in effect on the date of, and immediately prior to, such issue.

         (c) ADJUSTMENT FOR COMBINATION OR CONSOLIDATION OF COMMON STOCK. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Series A Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

         (d) ADJUSTMENT FOR STOCK DIVIDEND OR SUBDIVISION. In the event the Corporation at any time or from time to time after the Original Issue Date of the Series B Preferred Stock shall declare or pay any dividend on the Common Stock payable in Common Stock (or in any right to acquire Common Stock), or effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock by reclassification or otherwise than by payment of a dividend in Common Stock, then and in any such event, the Series A Conversion Price in effect immediately prior to such subdivision or stock dividend shall forthwith be proportionately reduced.

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                                       14

         (e) ADJUSTMENT UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to paragraph (f) hereof but excluding any issued as a stock split or combination as provided in paragraph (c) or upon a dividend or distribution as provided in paragraph (d)) without consideration or for a consideration per share less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) equal to the consideration per share paid in connection with issuance of such Additional Shares of Common Stock.

         (f) ADJUSTMENT UPON DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation at any time or from time to time after the Series B Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against anti-dilution) of Common Stock issuable upon the exercise of such Options in accordance with clause (ii) below, or in the case of Convertible Securities, the maximum number of shares of Common Stock into which they are convertible or exchangeable in accordance with clause (ii) below, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to paragraph (g) hereof) of such Additional Shares of Common Stock would be less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                    (i) except as provided in clause (ii) below, no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities; and

                    (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or for the termination of the right to exercise or convert such Options or Convertible Securities, or if all Options and Convertible Securities issued at a certain price in fact expire or are terminated unexercised, then in each such case the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase, or termination becoming effective, be recomputed to reflect such increase, or termination insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; provided, however, that no such adjustment of the Series A Conversion Price shall affect Common Stock previously issued upon conversion of any such Series A Preferred Stock.


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                                       15

         (g) DETERMINATION OF CONSIDERATION. For purposes of this Part B,
Section 4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                  (i)      CASH AND PROPERTY.  Such consideration shall:

                           (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                           (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                           (C) in the event Additional Shares of Common Stock are issued together with other shares of securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in sub-clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                  (ii) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to paragraph (f), relating to Options and Convertible Securities, shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against anti-dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against anti-dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (iii) STOCK DIVIDENDS AND STOCK SUBDIVISIONS. Any Additional Shares of Common Stock deemed to have been issued, relating to stock dividends on and stock subdivisions of the Common Stock, shall be deemed to have been issued for no consideration and the Series A Conversion Price shall be adjusted in accordance with paragraph (d) of this Section.

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                                       16

         (h) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Part B,
Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price at the time in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Stock.

         SECTION 5.  REDEMPTION AT OPTION OF COMPANY.

         (a) RIGHT TO REDEEM. Following any payment by the Corporation of any royalty payment under the Abbott License Agreement, the Series A Preferred Stock may be redeemable at the Corporation's option pursuant to the terms of the Call Option Agreement.

         (b) RETIREMENT OF SERIES A PREFERRED STOCK. All Series A Preferred Stock redeemed or repurchased pursuant to the Call Option Agreement shall be retired and cancelled and shall not be reissued, and the Corporation may from time to time take appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.


         PART C   RIGHTS OF SERIES B PREFERRED STOCK

         SECTION 1. DIVIDEND RIGHTS FOR SERIES B PREFERRED STOCK. The holders of shares of Series B Preferred Stock shall be entitled to receive, out of funds legally available therefor, if, as and when declared by the Board of Directors, but before any dividends are paid on or set aside for Junior Shares and pari passu with dividends paid on or set aside for the Series A Preferred Stock and any other series of preferred stock ranking on parity with the Series B Preferred Stock, dividends equal to the product of (a) the per share amount, if any, of the dividend declared, paid or set aside for the Junior Shares, multiplied by (b) the number of shares of Common Stock into which each such share of Series B Preferred Stock is then convertible.

         SECTION 2.  SERIES B PREFERRED STOCK LIQUIDATION PREFERENCE.

         (a) PREFERENCE. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, voluntarily or involuntarily, the holders of each share of Series B Preferred Stock, prior to any distribution to the holders of Junior Shares but pari passu with the holders of Series A Preferred Stock, shall be entitled to receive pro rata a preferential amount equal to $600.06 per share (adjusted to reflect any stock split, stock dividend, combination, recapitalization or reorganization) of Series B Preferred Stock held by them, plus an amount equal to five percent (5%) per annum simple interest on the Original Purchase Price, plus any declared and unpaid dividends (the "Series B Preferred Stock Liquidation Preference"). After payment or setting apart for payment of the Series A Preferred Stock Liquidation Preference and the Series B Preferred Stock Liquidation Preference, the remaining assets of the Corporation, if

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                                       17
any, shall be distributed among the holders of the Junior Shares. If, upon such liquidation, dissolution or winding up, the assets of the Corporation are insufficient (after payment of the liquidation preference of any class of preferred stock ranking senior on liquidation to the Series B Preferred Stock) to provide for the payment in full of the Series B Preferred Stock Liquidation Preference for each share of Series B Preferred Stock outstanding, such assets as are available shall be paid out in accordance with the last sentence of Part B, Section 2(a).

         (b) MERGER OR ACQUISITION. A merger or consolidation of the Corporation with or into another corporation or entity (whether or not the Corporation is the surviving entity if, after the merger or consolidation, more than 50% of the voting stock of the surviving corporation is owned by persons who were not holders of voting stock of the Corporation immediately prior to the merger or consolidation), or the sale of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up the Corporation for purposes of this Part C, Section 2(b) if the holders of at least a majority of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, so elect by giving written notice thereof to the Corporation at least three days before the effective date of such event. If no such notice is given by said holders, the provisions of Part C, Section 3(c) shall apply. The amount deemed distributed to the holders of Series A Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or other securities received in the merger or consolidation which shall be determined in good faith by the Board of Directors of the Corporation.

         SECTION 3.  CONVERSION OF SERIES B PREFERRED STOCK.

         The Series B Preferred Stock shall be convertible in accordance with the following provisions:

         (a) RIGHT TO CONVERT. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Class A Common Stock as is determined by dividing $600 (the "Original Series B Issue Price") by the Series B Conversion Price, determined and adjusted as hereafter provided, in effect at the time of conversion and multiplying the result by the number of shares of Series B Preferred Stock that are being converted. The initial Series B Conversion Price shall be $0.60 per share, and it shall be subject to adjustment upon certain events as provided in Part C, Section 4.

         (b) STOCKHOLDER RIGHT TO CONVERT AND CONVERSION PRICE. If the holders of at least a majority of the Preferred Stock so elect at any time after the Original Issue Date, all shares Series B Preferred Stock shall be converted, at the office of the Corporation or any transfer agent for the Series B Preferred Stock, into such number of fully paid and non-assessable shares of Class A Common Stock as is determined by dividing the Original Series B Issue Price by the Series B Conversion Price in effect at the time of conversion and multiplying the result by the number of shares of Series B Preferred Stock that are being converted.

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                                       18

         (c) CORPORATION RIGHT TO REQUIRE MANDATORY CONVERSION. Subject to paragraph (d), if the numeric average of the Market Price of Class A Common Stock for 20 consecutive trading days at any time exceeds $5.00 (adjusted to reflect any stock split, stock dividend, combination, recapitalization or reorganization), the Corporation may, at its option exercised at any time within 15 calendar days after such time, elect to require shares of Series B Preferred Stock to be automatically converted into shares of Class A Common Stock at the then effective Conversion Price by giving written notice of such election to all holders of record of shares of Series B Preferred Stock (the "Mandatory Conversion Notice"), indicating the number of shares of Series B Preferred Stock so converted and of the date and place for surrender of certificates representing Series B Preferred Stock in exchange for the number of shares of Class A Common Stock to which such holder is entitled. All conversions under this Section 3(c) shall be made ratably among the holders of Series B Preferred Stock, based upon the number of shares of Series B Preferred Stock held by each holder on the date of the Mandatory Conversion Notice. Such Mandatory Conversion Notice shall be sent to each record holder of Series B Preferred Stock at such holder's address appearing on the stock register of the Corporation. On or before the date so fixed, each holder of shares of Series B Preferred Stock shall surrender such holder's certificate or certificates for all such shares to the Corporation at the place designated in exchange for the number of shares of Class A Common Stock to which such holder is entitled. Except to the extent expressly provided herein, the other provisions relating to conversion of Series B Preferred Stock into Class A Common Stock and payments in lieu of fractions set forth elsewhere in this Part C, Section 3 shall apply to the mandatory conversion of the Series B Preferred Stock.

         (d) LIMITATIONS ON CORPORATION'S MANDATORY CONVERSION RIGHT. The Corporation's right to force conversion under paragraph (c) above shall be subject to the following limitations:

                  (i) The maximum number of shares of Preferred Stock which the Corporation can elect to convert into shares of Class A Common Stock under any Mandatory Conversion Notice shall be the lesser of (A) 20% of the Adjusted Volume, or (B) 1,866,600 shares (adjusted to reflect any stock split, stock dividend, combination, recapitalization or reorganization).

                  (ii) No shares of Series B Preferred Stock shall be converted under this Section unless all then outstanding shares of Series A Preferred Stock have first been converted.

                  (iii) The Corporation may not make another election to force conversion of any Preferred Stock (or repurchase of any Warrants under the corresponding provisions of the Warrants) unless all shares of Common Stock issued or issuable as a result of any prior mandatory conversion under this Section ( and all shares issuable upon exercise of the Warrants in response to a mandatory repurchase notice) have been registered under the Securities Act and such registration is then effective.

                  (iv)     After it has once converted shares under paragraph
                           (c) above, the Corporation may not make a second election and give another Mandatory

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                                       19

                           Conversion Notice until such time as the numeric average of the Market Price of Class A Common Stock for 20 consecutive trading days again exceeds $5.00, where the trading days included in the second election do not include any trading days prior to the first day after the date of the last Mandatory Conversion Notice.

         (e) EFFECT OF ACQUISITION ON SERIES B PREFERRED STOCK. In the event of a merger or consolidation of the Corporation with or into another corporation or entity or a sale by the Corporation of all or substantially all of its assets, and in the case of successive such mergers, consolidations or sales except for any such transactions as are treated as a liquidation under Part C, Section 2(b) hereof, thereafter the shares of Series B Preferred Stock then outstanding shall be convertible into the number and kind of securities of the acquiring or surviving corporation (or such other entity whose securities are delivered in exchange for the Class A Common Stock of the Corporation) to which the holders of the Series A Preferred Stock would have been entitled if such holders had converted their Series A Preferred Stock into Class A Common Stock or the common stock of any successor to the Corporation upon the consummation of such sale, merger or consolidation; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Part C, Sections 3 and 4 with respect to the rights and interest thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth in such sections (including the provisions with respect to changes and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred Stock.

         (f) MECHANICS OF CONVERSION. No fractional shares of Class A Common Stock shall be issued upon conversion of Series B Preferred Stock. All shares of Common Stock, including fractions thereof, issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of any fractional share to which a holder of Series B Preferred Stock would otherwise be entitled, pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Series B Preferred Stock shall be entitled to convert the same into full shares of Class A Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed for transfer, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the number of shares to be converted and the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable in order to avoid a conversion into fractional shares of Class A Common Stock. Except as provided in paragraphs (b) and (d), such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon

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                                       20
such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on such date.

         (g) NO IMPAIRMENT. The Corporation will not, by amendment of its Amended Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Part C, Sections 3 and 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock against impairment.

         (h) NOTICES OF RECORD DATE, ETC. In the event that the Corporation shall propose at any time:

                  (i) to declare any dividend or distribution upon its Common Stock or other Junior Shares, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                  (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                  (iii) to subdivide or combine its outstanding Common Stock or other Junior Shares;

                  (iv) to effect any reclassification or recapitalization of its Junior Shares outstanding involving a change in the Junior Shares; or

                  (v) to merge or consolidate with or into any other entity, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, the Corporation shall send to the holders of the Series B Preferred Stock:

                           (A) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution, subscription rights, subdivision or combination (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in clauses (iv) and (v) above; and

                           (B) in the case of the matters referred to in clauses (iv) and (v) above, at least 20 days' prior written notice of the date when the same shall take place (specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock

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                                       21
                                    for securities or other property
                                    deliverable upon the occurrence of such
                                    event).

         Each such written notice shall be given to the holders of Series B Preferred Stock at the address for each such holder as shown on the books of the Corporation.

         (h) RESERVATION OF COMMON STOCK. The Corporation shall, at all times when the Series B Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock. Before taking any action which would cause an adjustment reducing the Series B Conversion Price below the then par value of the shares of Class A Common Stock issuable upon conversion of the Series B Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Class A Common Stock at such adjusted Conversion Price.

         (i) CANCELLATION OF SERIES B PREFERRED STOCK. All shares of Series B Preferred Stock which shall have been surrendered for conversion as herein provided or redeemed or repurchase shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holders thereof to receive shares of Class A Common Stock in exchange therefor and payment of any accrued and unpaid dividends thereon. Any shares of Series B Preferred Stock so converted or redeemed or repurchased shall be retired and cancelled, and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series B Preferred Stock accordingly.

         SECTION 4.  ADJUSTMENT OF CONVERSION PRICE.

         (a) ADJUSTMENT OF CONVERSION PRICE. The Conversion Price on Series B Preferred Stock shall be adjusted as set forth in this Part C, Section 4 with the intent that the rights of holders of such Series B Preferred Stock to convert shall not be impaired.

         (b) SITUATIONS WHERE NO ADJUSTMENT REQUIRED. No adjustment in the Conversion Price of a particular share of Series B Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series B Conversion Price in effect on the date of, and immediately prior to, such issue.

         (c) ADJUSTMENT FOR COMBINATION OR CONSOLIDATION OF COMMON STOCK. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Series B Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

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                                       22

         (d) ADJUSTMENT FOR STOCK DIVIDEND OR SUBDIVISION. In the event the Corporation at any time or from time to time after the Original Issue Date of the Series B Preferred Stock shall declare or pay any dividend on the Common Stock payable in Common Stock (or in any right to acquire Common Stock), or effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock by reclassification or otherwise than by payment of a dividend in Common Stock, then and in any such event, the Series B Conversion Price in effect immediately prior to such subdivision or stock dividend shall forthwith be proportionately reduced.

         (e) ADJUSTMENT UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to paragraph (f) hereof but excluding any issued as a stock split or combination as provided in paragraph (c) or upon a dividend or distribution as provided in paragraph (d)) without consideration or for a consideration per share less than the Series B Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) equal to the consideration per share paid in connection with issuance of such Additional Shares of Common Stock.

         (f) ADJUSTMENT UPON DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation at any time or from time to time after the Series B Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against anti-dilution) of Common Stock issuable upon the exercise of such Options in accordance with clause (ii) below or, in the case of Convertible Securities, the maximum number of shares of Common Stock into which they are convertible or exchangeable in accordance with clause (ii) below, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to paragraph (g) hereof) of such Additional Shares of Common Stock would be less than the Series B Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                  (i) except as provided in clause (ii) below, no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities; and

                  (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or for the termination of the right to exercise or convert such Options or Convertible Securities, or if all Options and Convertible Securities issued at, certain price in fact expire or are terminated

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                           unexercised, then in each such case the Series B
                           Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase, or termination becoming effective, be recomputed to reflect such increase, or termination insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; provided, however, that no such adjustment of the Series B Conversion Price shall affect Common Stock previously issued upon conversion of any such Series B Preferred Stock.

         (g) DETERMINATION OF CONSIDERATION. For purposes of this Part C,
Section 4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                  (i)      CASH AND PROPERTY.  Such consideration shall:

                           (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                           (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                           (C) in the event Additional Shares of Common Stock are issued together with other shares of securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in sub-clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                  (ii) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to paragraph (f), relating to Options and Convertible Securities, shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against anti-dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against anti-dilution) issuable upon the exercise


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

                           of such Options or the conversion or exchange of such Convertible Securities.

(iii) STOCK DIVIDENDS AND STOCK SUBDIVISIONS. Any Additional Shares of Common Stock deemed to have been issued, relating to stock dividends on and stock subdivisions of the Common Stock shall be deemed to have been issued for no consideration and the Series B Conversion Price shall be adjusted in accordance with paragraph (d) of this Section.

         (h) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Part C,
Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series B Conversion Price at the time in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series B Preferred Stock.

         SECTION 5.  REDEMPTION AT OPTION OF COMPANY.

         (a) RIGHT TO REDEEM. Following any payment by the Corporation of any royalty payment under the Abbott License Agreement, the Series B Preferred Stock may be redeemable at the Corporation's option pursuant to the terms of the Call Option Agreement.

         (b) RETIREMENT OF SERIES B PREFERRED STOCK. All Series B Preferred Stock redeemed or repurchased pursuant to the Call Option Agreement shall be retired and cancelled and shall not be reissued, and the Corporation may from time to time take appropriate action as may be necessary to reduce the authorized Series B Preferred Stock accordingly.

                                      * * *
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